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                                                                    EXHIBIT 23A

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated January 17, 2000 and February 25, 2000 on the financial statements and schedule of Bassett Furniture Industries, Incorporated and the financial statements of Bassett Industries Alternative Asset Fund, L.P., respectively, included in and incorporated by reference in this Form 10-K/A, into the Company's previously filed Registration Statement File Nos. 33-52405, 33-52407 and 333-60327.

/s/ ARTHUR ANDERSEN


Greensboro, North Carolina,
 April 10, 2000.